
<ARTICLE>    UT
<MULTIPLIER>    1,000
<CURRENCY>    U.S.DOLLARS

<PERIOD-TYPE>                                          9-MOS
<PERIOD-START>                                   Jan-01-2000
<FISCAL-YEAR-END>                                Dec-31-1999
<PERIOD-END>                                     Sep-30-2000
<EXCHANGE-RATE>                                            1
<BOOK-VALUE>                                        PER-BOOK
<TOTAL-NET-UTILITY-PLANT>                          1,077,962
<OTHER-PROPERTY-AND-INVEST>                            1,177
<TOTAL-CURRENT-ASSETS>                               171,163
<TOTAL-DEFERRED-CHARGES>                              65,888
<OTHER-ASSETS>                                       104,401
<TOTAL-ASSETS>                                     1,420,591
<COMMON>                                              95,588
<CAPITAL-SURPLUS-PAID-IN>                            212,877
<RETAINED-EARNINGS>                                  227,646
<TOTAL-COMMON-STOCKHOLDERS-EQ>                       536,111
<PREFERRED-MANDATORY>                                      0
<PREFERRED>                                           51,188
<LONG-TERM-DEBT-NET>                                 297,156
<SHORT-TERM-NOTES>                                    10,000
<LONG-TERM-NOTES-PAYABLE>                                  0
<COMMERCIAL-PAPER-OBLIGATIONS>                        41,000
<LONG-TERM-DEBT-CURRENT-PORT>                              0
<PREFERRED-STOCK-CURRENT>                                  0
<CAPITAL-LEASE-OBLIGATIONS>                           73,274
<LEASES-CURRENT>                                         419
<OTHER-ITEMS-CAPITAL-AND-LIAB>                       411,443
<TOT-CAPITALIZATION-AND-LIAB>                      1,420,591
<GROSS-OPERATING-REVENUE>                            590,245
<INCOME-TAX-EXPENSE>                                  28,765
<OTHER-OPERATING-EXPENSES>                           502,879
<TOTAL-OPERATING-EXPENSES>                           531,644
<OPERATING-INCOME-LOSS>                               58,601
<OTHER-INCOME-NET>                                    19,254
<INCOME-BEFORE-INTEREST-EXPEN>                        77,855
<TOTAL-INTEREST-EXPENSE>                              20,798
<NET-INCOME>                                          57,057
<PREFERRED-STOCK-DIVIDENDS>                            2,333
<EARNINGS-AVAILABLE-FOR-COMM>                         54,724
<COMMON-STOCK-DIVIDENDS>                              91,000
<TOTAL-INTEREST-ON-BONDS>                             19,542
<CASH-FLOW-OPERATIONS>                               129,358
<EPS-BASIC>                                                0<F1>
<EPS-DILUTED>                                              0<F2>

<F1> All of Wisconsin Public Service Corporation ("WPSC") common stock is controlled by WPS Resources Corporation which operates as a holding company. WPSC, as a subsidiary, does not calculate earnings per share. The earnings per share of WPS Resources Corporation for second quarter ended June 30, 2000 were $2.02 for both basic and diluted earnings per share calculations.
<F2> All of Wisconsin Public Service Corporation ("WPSC") common stock is controlled by WPS Resources Corporation which operates as a holding company. WPSC, as a subsidiary, does not calculate earnings per share. The earnings per share of WPS Resources Corporation for second quarter ended June 30, 2000 were $2.02 for both basic and diluted earnings per share calculations.

